Exhibit 10.10

THIS LEASE AGREEMENT made as of this 1st day of November, 1997,

BETWEEN: KELLAM ASSOCIATES, INC. located at Star Route, Vernon, in the Township of Vernon, in the County of Sussex and State of New Jersey, herein designated as the “Landlord”.

AND: ANGEL PROJECTS LLC, located c/o Praedium Management, Inc., 11 Madison Avenue, 26th Floor, New York, N.Y., Attn: Mr. Thomas R. Arnold, herein designated as the “Tenant”;

WITNESSETH, THAT, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord the following described premises: A tract of 35 acres comprising Tax Lots 11, 12, & 13, plus a portion of Lot 16, Block 190, as more particularly shown in Schedule A and described in Schedule B attached hereto (the “Property”), for a term commencing on November 1, 1997, and ending on December 31, 2035, to be used and occupied for any purpose permitted by federal, state, county and local governments.

UPON THE FOLLOWING CONDITIONS AND COVENANTS:

FIRST: The Tenant covenants and agrees to pay to the Landlord rent in an amount as determined in accordance with the following provisions:

A:                                   FIXED RENT BASIS (CPI Adjusted)

Annual rent of Two Hundred and Twelve Thousand Dollars ($212,000.00) (the “Initial Annual Rent”) shall be paid monthly on the 15th of each month. The rent shall commence on November 1, 1997 and Tenant agrees to pay the rent due for the period of November 1, 1997 through December 31, 1997 on January 15, 1998. The Initial Annual Rent shall be in effect for the period November 1, 1997 through and including December 31, 1998.

The Initial Annual Rent shall be increased on each January 1st, commencing January 1, 1999, by the same percentage by which the Consumer Price Index for Urban Wage Earners and Clerical Workers for the New York, NY and

Northeastern New Jersey area shall have increased since the prior January 1st. The percentage increase in the cost of living over the prior year shall be multiplied times the Initial Annual Rent to determine the annual rent (the “Annual Rent”) for the next year.

B.                                     PREPAYMENT OF ANNUAL RENT. Notwithstanding anything to the contrary set forth in this Lease:

1)                                      The Initial Annual Rent payable under this Lease for the period January 1, 1998 through December 31, 1998 shall be reduced by an amount equal to the real estate taxes outstanding as of January 1, 1998 (the “Initial Rent Reduction”) on three condominium units commonly known as Unit 1, Building G50, Unit 1, Building G51 and Unit 2, Building G19 at the condominium known as the Stonehill Condominiums. Such reduction shall be affected by reducing the monthly payments of the Initial Annual Rent by an amount equal to the Initial Rent Reduction divided by 12.

2)                                      The Annual Rent payable under this Lease for the period January 1, 1999 through December 31, 1999, shall be reduced by $30,000, and such reduction shall be effected by reducing the monthly payments of Annual Rent for such period by $2,500.

3)                                      The Annual Rent payable under this Lease for the period January 1, 2035 to December 31, 2035, shall be reduced by $30,000, and such reduction shall be effected by reducing the monthly payments of Annual Rent for such period by $2,500.

C.                                     LATE PENALTY

If any installment of any required payment is not paid within ten (10) days of date it is due, then interest shall accrue from the original due date on the unpaid installment at the current prime rate of National Community Bank of New Jersey or its successors during the first 30 days from said due date and at prime rate plus 2% thereafter.

As additional rent, Tenant agrees to pay directly to the Township of Vernon, all of the real property taxes for the subject premises leased (i.e., essentially Lots 11, 12, 13 and the part of Lot 16 to the North of the northerly side line of the New Jersey Power and Light Basement) designated on the Tax Map of the Township of Vernon and shown in Schedule A, including any roll back taxes that may become due under the agricultural assessment program.

Tenant shall keep such tax payments current and shall furnish proof of tax payment annually on or before December 1st of each year, beginning on December 1, 1998.

However, Tenant shall have the right to seek one or more subdivisions of the Property for the purpose of creating one or more separate tax lots for all or any portion of the Property, subject to consent by the Landlord, which consent shall not be unreasonably denied.

SECOND: IMPROVEMENTS: Tenant shall be permitted to make any alterations, additions or improvements on the Property, including but not limited to the ski lift, the aqua skoot ride, portions of the wave pool, ski runs and road without the consent of the Landlord and to construct any other facilities on the Property provided said alterations, additions, improvements and facilities are permitted by all applicable federal, state, county and municipal laws and regulations. Unless otherwise provided herein, all such alterations, additions, improvements, or new facilities shall belong to and remain the property of the Tenant. Tenant shall be permitted to construct or install any signs related to the use of the Property without the consent of the Landlord, provided said signs are permitted by all applicable federal, state, county and municipal laws and regulations. It is agreed that all buildings and improvements placed upon the Property by the Tenant, its successors and assigns, shall remain the exclusive property of the Tenant, its successors or assigns, shall be considered as personalty and not as part of the real estate, and may be removed or demolished during the lease term, subject to restoration of the premises by Tenant.

THIRD: REMOVAL OF IMPROVEMENTS: Upon the termination or expiration of this Lease, or termination or expiration of any renewal terms of this Lease, provided all rent has been paid to date. Tenant shall remove all structures, improvements, alterations or equipment, or parts thereof, from the Property within one year from the termination or expiration of the Lease or any renewal hereof, unless the parties have agreed in writing that specific facilities are to be left by Tenant on the Property or to demolish said structures, improvements, alterations or equipment, or parts thereof, within a period of one year from the termination or expiration of the Lease or any renewal hereof. Tenant shall remove all demolition material and restore the premises by reasonable grading and seeding. In the event Tenant fails to remove the equipment as required then such equipment is considered abandoned and the Landlord may dispose of same at his discretion.

FOURTH: UTILITIES: Tenant shall provide at its own cost and expense for all sewer, water, fuel, gas, oil, heat, electricity, power, materials and services which may be furnished or used by it in or about the demised premises. Tenant agrees to remove or pay the cost of removal of all utilities and any utility easements placed on the premises after the execution of this Lease, within six (6) months of the termination of this Lease or any renewal hereof, if the Landlord requests such removal in writing.

FIFTH: INDEMNITY INSURANCE: Tenant, at Tenant’s own cost and expense, shall obtain or provide and keep in full force during the term hereof, general public liability insurance insuring against any and all liability or claims of liability arising out of, occasioned by, or resulting from any accident or otherwise in or about the Property, for injuries to any person or persons, pursuant to coverage held by Tenant for the Vernon Valley and Great Gorge Ski areas and Action Park, which coverage in no event shall be less than $2,000,000.00 for each occurrence. The policies of insurance shall be issued by companies authorized to do business in the State of New Jersey and shall name Landlord as co-insured with respect to the Property. Tenant shall furnish a certificate of insurance showing said coverage to be in effect. Tenant will name Landlord as co-insured on its general liability policies covering the Property for whatever amount applies in Tenant’s future policies for the operation of the Vernon Valley and Grant Gorge Ski Area and Action Park. Tenant shall hold Landlord harmless from any and all consequences arising out of activities of Tenant, its agents, guests or assigns on the Property.

SIXTH: LAWS, REGULATIONS AND APPROVALS: Tenant shall have the right, at its own expense, to make applications to appropriate agencies or boards of municipal county, state and/or federal governments for permission to use the Property for any uses permitted by federal, state, county, and municipal laws and regulation. The Landlord agrees to cooperate with the Tenant in connection with such applications and agrees to sign any documents that may be required for such purpose. Tenant shall comply with all laws, rules and orders of all federal, state, county or municipal governments or departments which may be applicable to the Property. Nothing herein shall be construed to bar or impair the right of Tenant to appeal any decision of any governmental body and during the pendency of any such time for appeal and/or appeals, Tenant shall not be deemed to be in violation of the requirements of this paragraph.

SEVENTH: ASSIGNMENT BY TENANT: The Tenant shall have the right at any time to sublet the Property or any part thereof or to assign this Lease or any portion thereof to any person or entity without Landlord’s written consent, provided that the total payment to Landlord as set forth in Paragraph FIRST is not decreased as a result of such assignment.

EIGHT: MORTGAGE: The Tenant shall be permitted to apply for construction financing and mortgages or other permanent mortgage financing for improvements and alterations on the Property. Landlord agrees to join in the execution of all essential documents to carry out the purposes of this paragraph and to execute Landlord’s waiver or Mortgagee’s waiver or similar documents as may be reasonably required by an institutional lender, equipment lessor, or similar party in connection with Tenant’s acquisition of financing respecting personal property, equipment, furniture, fixtures, structures, or other improvements, provided that such Mortgage does not impair the security of the Landlord. Tenant shall be permitted to mortgage or otherwise encumber its interest in the Property, without the consent of the Landlord. Such mortgage or encumbrance shall not extend beyond the termination of this Lease or any renewal hereof.

NINTH: EMINENT DOMAIN: If all or any part of the land and premises leased herein shall be taken under eminent domain or condemnation proceedings, this Lease may be terminated at the option of the Tenant and the term hereof shall end as of such date as shall be fixed by notice in writing. Tenant shall have a period of up to one year from said termination or condemnation to remove all personal property and improvements, but Tenant shall pay Landlord for the one year period or any shorter period which it takes to remove said property and improvements. Such rent shall be paid on a monthly basis in proportion to the number of months that it takes Tenant to remove improvements and other property or otherwise vacate the premises.

TENTH: DEFAULT: This Lease is made upon the express condition that if Tenant fails to pay any installment of rental (e.g. fixed rent, additional rent, tax, etc.) reserved hereunder or part thereof after the same shall become due and payable and such failure shall continue for a period of 45 days, then the Landlord, after 45 days written notice to the Tenant, and Tenant’s failure to make the required payments within such 90 day period, may lawfully declare the termination hereof and by due process of law expel, remove and put out the Tenant or any person or persons occupying said premises. During the period that Tenant has failed to make the payments as required in accordance with the terms of this Lease. Tenant shall not remove any of its structures and/or equipment affixed to the property from said leased premises without the written consent of the Landlord. Landlord may, however, after occurrence of any default, by notice to Tenant in writing, give notice to Tenant to remove all of its structures and equipment from said leased premises within one (1) year from the date of said notice.

In the event Tenant fails to remove the equipment within the period set forth above, then Landlord may at his discretion remove the equipment at the Tenant’s expense and dispose of the same and retain the net proceeds.

In the event of any termination of this Lease, Landlord’s damage shall not exceed damages in the amount of one year’s rent provided that Tenant has complied with all the terms of the Lease.

ELEVENTH: RIGHT OF FIRST REFUSAL: In consideration for the Tenant’s entering this Lease Agreement, Landlord hereby agrees not to sell all or any portion of the Property, without first giving Tenant written notice of the purchasing price, the terms of payment and other terms of sale, together with a copy of the agreement of sale signed by the Landlord and purchaser subject to this right of first refusal and the continued applicability of the Lease. The Tenant shall have ninety (90) calendar days after the receipt of such notice within which to exercise the option to purchase the Property, or portion thereof subject to such offer, upon the terms offered to such prospective purchaser by the Landlord. If the Tenant shall fail to exercise the option to purchase, Landlord shall be free thereafter to sell the Property to said contract purchaser, provided that the price, payment terms, and other terms are the same as those offered to the Tenant, and further provided that said sale to the contract purchaser is consummated and closed within six (6) months thereafter. Any sale of the Property shall, however, remain subject to the continuing rights of the Tenant under this Lease, including, but not limited to, the right of first refusal to purchase the Property from any successor in interest of the Landlord.

TWELFTH: TITLE REPRESENTATION: Landlord represents that there are no encroachments, easements or restrictions which would prohibit or limit the use of the Property, with the exception of the easement to Jersey Central Power & Light Co. as shown on Schedule A. Landlord further represents that Landlord owns the Property being leased, has good right to lease the same, and warrants and agrees to defend the title thereto and to reimburse and hold Tenant harmless from all damages and expenses which Tenant may suffer by reason of any encroachments, encumbrance, or defects in such title now in existence or hereafter occurring during the term of this Lease. Landlord represents and warrants that he has marketable title to the Property being leased. At the time of the execution of the Lease, Landlord agrees to give to Tenant an Affidavit of Title to the Property in the usual form and consistent with the provisions of this paragraph. Landlord agrees to correct any title defects which would render the Property unmarketable, within six (6) months of the date of execution of this Lease. Within six (6) months of the date of execution of this Lease or within six (6) months notice to Landlord of discovery of any title defect during the term of this Lease, Landlord agrees to correct any title defect which would render the Property unmarketable. If the Landlord fails or refuses to correct any such defects within six (6) months of the date of this Lease or the date of the notice, Tenant shall have the right to correct the defects and to deduct from the rent all costs, fees, and expenses incurred in the process and to accomplish the corrections of such title defects.

THIRTEENTH: NOTICES: All notices which are required to be given in writing, by either the Landlord or Tenant under the terms of this Lease, shall be made by certified mail, return receipt requested; with postage prepaid. Notices to Tenant shall be addressed to Angel Projects LLC c/o Praedium Management, Inc., 11 Madison Avenue, 26th Floor, New York, N.Y., Attn. Mr. Thomas R. Arnold, and notices to Landlord shall be directed to Kollam Associates, Inc., Attn: Mr. Edward B. Kelley, Star Route, Vernon, New Jersey 07462. Change of address by either party must be by written notice to the other in the same manner as above specified.

FOURTEENTH: HOLDING OVER: Any holding over after the expiration of the term of the Lease with the consent of the Landlord shall be construed to be a tenancy from month to month and shall be on the terms and conditions herein specified so far as applicable.

FIFTEENTH: REPRESENTATIVES BOUND: All the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, subsequent purchasers and successors in title, as well as their respective heirs, executors, administrators, successors and assigns.

SIXTEENTH: NON-LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS: In no event shall the stockholders, officers or directors of the Tenant be held to any Individual liability as stockholders, officers, or directors, for any default damages or other breach of obligations, whether of this Lease or any instrument made in pursuance thereof by either party thereto.

SEVENTEENTH: RECORDING MEMORANDUM OF LEASE: Tenant shall have the right to record a memorandum or short form of this Lease so that any prospective purchaser or other lienholders will have notice that title shall be subject to the leasehold granted herein and shall also be subject to the right of first refusal and other rights granted herein to the Tenant. At the time of execution of this Lease, Landlord agrees to execute a memorandum or short form of Lease that does not include any mention of the consideration paid in this Lease.

EIGHTEENTH: QUIET ENJOYMENT: The Landlord covenants that the Tenant shall peacefully and quietly have, hold and enjoy the Property for the term and renewals aforesaid.

NINETEENTH: MISCELLANEOUS:

A.                                   This Lease shall be construed and enforceable in accordance with the laws of the State of New Jersey.

B.                                     In all reference herein to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text or the within instrument may require.

C.                                     This Lease does not transfer to Tenant, Landlord’s mineral rights to the Property during the term of this Lease. However, any purchase by Tenant pursuant to the right of first refusal created under this Lease shall include all rights in the Property held by the Landlord including all mineral rights. Landlord shall not have the right to separately transfer said mineral rights during the term or renewals of this Lease, without the prior written consent of Tenant, except as part of a sale of the subject premises, which sale is subject to a right of first refusal by Tenant pursuant to Paragraph TWELFTH and subject to the terms of this Lease. Landlord shall not have the right to undertake mining or exploration activities on the leased premises during the term of this Lease or any renewals, without the prior written consent of Tenant.

D.                                    Edward B. Kelley, Ruth Kelley and their children and grandchildren living as of the date hereof shall have the right to free use of Action Park and the Vernon Valley/Great Gorge Ski Area and shall have free preferred club privileges to the Norseman’s Club and be entitled to free preferred skiing at Tenant’s facilities for the term of this Lease and any renewal thereunder.

E.                                      The Landlord shall be entitled to recover reasonable attorneys’ fees and costs actually incurred in connection with any effort to collect past-due rent or enforce any other term of this Lease breached by Tenant.

F.                                      Except as set forth in Article First, Section B, of this Lease, the Tenant shall not be permitted to set off against the Initial Annual Rent, or the Annual Rent, as the case may be, of any amounts owed by Landlord to Tenant.

TWENTIETH: [Intentionally Omitted]

TWENTY-FIRST: [Intentionally Omitted]

TWENTY-SECOND: ASSIGNMENT BY LANDLORD: Landlord shall have the right to assign this Lease to a corporation, limited partnerships or other entity without consent of the Tenant.

TWENTY-THIRD: TERM. The term of this Lease shall be November 1, 1997 through and including December 31, 2035.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these present to be signed by their corporate officers and their corporate seal to be hereto affixed the day and year first above written.

SIGNED, SEALED, AND DELIVERED		KELLAM ASSOCIATES, INC.

in the presence of:

/s/ Paul F. Koch		By:	/s/ Edward B. Kelley
Paul F. Koch			Edward B. Kelley
President

ANGEL PROJECTS LLC

By: The Praedium Recovery Fund, L.P.

By: Praedium Management, Inc.

		By:	/s/ Thomas R. Arnold
Thomas R. Arnold
Vice President
ATTEST:

By:	/s/ [ILLEGIBLE]

STATE OF NEW JERSEY	)

ss:

COUNTY OF SUSSEX	)

I certify that on December 31, 1997, EDWARD B. KELLEY, President of Kellam Associates, Inc., personally came before me and acknowledged under oath, to my satisfaction, that he personally signed the attached document and signed, scaled and delivered this document as his act and deed.

Duly sworn to before me this 31 day of
December, 1997

/s/ Anne Kozdron
Notary public

ANNE KOZDRON
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires August 26, 2001

STATE OF NEW YORK	)

ss:

COUNTY OF NEW YORK	)

I certify that on January 5, 1998, THOMAS R. ARNOLD, Vice President of Praedium Management, Inc., personally came before me and acknowledged under oath, to my satisfaction, that he personally signed the attached document and signed, sealed and delivered this document as his act and deed.

Duly sworn to before me this 5th day of
January, 1998

/s/ [ILLEGIBLE]
Notary public

[ILLEGIBLE]

SCHEDULE A

SCHEDULE A

RIDER TO LEASE AGREEMENT BETWEEN KELLAM ASSOCIATES, INC. AND ANGEL PROJECTS LLC MADE AS OF NOVEMBER 1, 1997

THIS RIDER TO LEASE AGREEMENT made as of November 1, 1997.

BETWEEN: KELLAM ASSOCIATES, INC. located at Star Route, Vernon, New Jersey, hereby designated as “Landlord”.

AND: ANGEL PROJECTS LLC, located c/o Praedium Management, Inc., 11 Madison Avenue, 26th Floor, New York, New York, Attn: Mr. Thomas R. Arnold, hereby designated as “Tenant”;

WHEREAS Landlord and Tenant are parties to a Lease Agreement made as of November 1, 1997, and

WHEREAS the Lease Agreement recites as part of the demised premises a portion of Lot 16, Block 190, and

WHEREAS Landlord is unable to make any representations or warranties concerning its existing interests in and to said portion of Lot 16, Block 190.

NOW THEREFORE, upon the foregoing.

A. The Lease Agreement is hereby modified and amended to provide that the demised premises shall include Lot 16, Block 190, only to the extent of the Landlord’s right, title and interest in such parcel, if any.

SCHEDULE B

LICENSED N.Y., N.J., N.H., VT., & PA.

Amisa M. Gilpatrick, P.L.S, NJ#11132

Amisa M. Gilpatrick

LAND SURVEYOR

CHURCH STREET, BOX 36 - VERNON, N.J 07482

3/5/85

EDWARD & RUTH KELLEY

LOT 11 12 & 13

BLOCK 190

VERNON TOWNSHIP

BEGINNING at a concrete monument marking the fourth corner of the first lot of 42.16 acres, described in a mortgage dated August 10, 1959 between August Lamring and wife and Charles J. Sammie and Elizabeth E. Sammie, his wife, and recorded in the Sussex County Clerk’s Office in Book 318 of Mortgages at Page 287; and thence from said beginning point runs (1) South seventy degrees fifty minutes twenty seconds West (S 70-50-20 W) 772.86 feet to a point; thence (2) South sixty-three degrees forty-two minutes West (S 63-42 W) 150.78 feet to a point; thence (3) North forty-eight degrees fifty-three minutes thirty seconds West (N 48-53-30 W) 995.21 feet to a point in the centerline of New Jersey State Highway Route 94; thence (4) Along the centerline of said highway on a curve to the right with radius 1000.00 feet an arc length of 56.36 feet to a point of tangent; thence (5) North seventy-two degrees two minutes twenty-four seconds East (N 72-02-24 E) 1505.61 feet to a point; thence (6) North sixty-six degrees fifty-four minutes fifty seconds East (N 66-54-50 E) 151.02 feet to a point; thence (7) South forty-nine degrees forty-one minutes thirty seconds East (S 49-41-30 E) 863.05 feet to a point; thence (8) South sixty-four degrees thirty-one minutes forty seconds West (S 64-31-40 W) 739.20 feet to the point and place of beginning.

CONTAINING 31.8361 Acres of Land

EXCEPTING and reserving the rights of the public in that portion of New Jersey State Highway Route 94, that may be contained herein.

ALSO excepting and reserving that portion of an easement given to New Jersey Power and Light Company Transmission Line.

THIS description written by Amisa M. Gilpatrick, Land Surveyor, Vernon Township, New Jersey.

Also including, however, approximately 3.953 acres of land to be subdivided from Lot 16, Block 190 and added to Lots 11, 12 and 13.

SCHEDULE B

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these present to be signed by their corporate officers and their corporate seal to be affixed the day and year first above written.

SIGNED, SEALED, AND DELIVERED	KELLAM ASSOCIATES, INC.

in the presence of:

/s/ Paul F. Koch	By:	/s/ Edward B. Kelley
Paul F. Koch		Edward B. Kelley
President

ANGEL PROJECTS LLC

By: The Praedium Recovery Fund, L.P.

By: Praedium Management, Inc.

By:
Thomas R. Arnold
Vice President

ATTEST:

By: